As filed with the Securities and Exchange Commission on August 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zynga Inc.

(Exact name of Registrant as specified in its charter)

Delaware	42-1733483
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642

(Address of principal executive offices) (Zip code)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full title of the plan)

David M. Wehner

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

(855) 449-96420

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen Kenneth L. Guernsey David G. Peinsipp Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 (415) 693-2000	Reginald D. Davis Devang S. Shah Chrystal N. Menard Zynga Inc. 699 Eighth Street San Francisco, CA 94103 (855) 449-9642

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.00000625 par value per share
—2011 Equity Incentive Plan	28,863,703(2)	$2.97(3)	$85,725,197.91(3)	$9,824.11
—2011 Employee Stock Purchase Plan	14,431,851(4)	$2.53(5)	$36,512,583.03(5)	$4,184.34
TOTAL:	43,295,554		$122,237,780.94	$14,008.45

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the 2011 Equity Incentive Plan (“2011 Plan”) or 2011 Employee Stock Purchase Plan (“2011 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.
(2)	Represents shares of Class A common stock that were automatically added to the shares authorized for issuance under the 2011 Plan on January 1, 2012 pursuant to an “evergreen” provision contained in the 2011 Plan. Pursuant to such provision, on January 1st of each year commencing in 2012 and continuing through and including January 1, 2021, the number of shares authorized for issuance under the 2011 Plan is automatically increased by four percent (4%) of the aggregate number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, or such lesser number of shares that may be determined by the Registrant’s Board of Directors.
(3)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the basis of $2.97, the average of the high and low prices of the Registrant’s Class A common stock on August 14, 2012, as reported on the NASDAQ Global Select Market.
(4)	Represents shares of Class A common stock that were automatically added to the shares authorized for issuance under the 2011 ESPP on January 1, 2012 pursuant to an “evergreen” provision contained in the 2011 ESPP. Pursuant to such provision, on January 1st of each year commencing in 2012 and continuing through and including January 1, 2021, the number of shares authorized for issuance under the 2011 ESPP is automatically increased by the lesser of (i) two percent (2%) of the aggregate number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, (ii) 25,000,000 shares of Class A common stock, or (iii) such lesser number of shares that may be determined by the Registrant’s Board of Directors.
(5)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on 85% of the basis of $2.97, the average of the high and low prices of the Registrant’s Class A common stock on August 14, 2012, as reported on the NASDAQ Global Select Market. Pursuant to the 2011 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of Class A common stock to be issued thereunder will be 85% of the lower of the fair market value of the Class A common stock on the first trading day of the offering period or on the last day of the offering period.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 28,863,703 shares of Class A Common Stock of Zynga Inc. (the “Company”) to be issued pursuant to the Zynga Inc. 2011 Equity Incentive Plan and (ii) an additional 14,431,851 shares of Class A Common Stock of the Company to be issued pursuant to the Zynga Inc. 2011 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference herein:

a)	The contents of the earlier registration statement on Form S-8 relating to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on December 15, 2011 (File No. 333-178529);

b)	The contents of the Registrant’s Prospectus filed with the Securities and Exchange Commission on March 29, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-180078);

c)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which includes audited financial statements for the registrants latest fiscal year;

d)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2012;

e)	The Registrant’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2012 and July 30, 2012;

f)	The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 13, 2012, March 5, 2012, March 15, 2012, April 6, 2012, June 12, 2012, July 19, 2012 and August 8, 2012; and

g)	The Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 12, 2012.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number		Description

4.1	(1)	Sixteenth Amended and Restated Certificate of Incorporation of Zynga Inc.

4.2	(2)	Amended and Restated Bylaws of the Zynga Inc.

4.3	(3)	Specimen Class A Common Stock Certificate of Zynga Inc.

4.4	(4)	Zynga Inc. 2011 Equity Incentive Plan.

4.5	(5)	Forms of Stock Option Grant Notice, Stock Option Exercise Notice and Stock Option Agreement under 2011 Equity Incentive Plan.

4.6	(6)	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2011 Equity Incentive Plan.

4.7	(7)	Zynga Inc. 2011 Employee Stock Purchase Plan.

5.1		Opinion of Cooley LLP.

23.1		Consent of Cooley LLP (included in Exhibit 5.1).

23.2		Consent of Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included on the signature page of this Form S-8).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35375), filed with the Securities and Exchange Commission on December 21, 2011, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 17, 2011, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 4, 2011, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 17, 2011, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 17, 2011, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35375), filed with the Securities and Exchange Commission on May 8, 2012, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on September 21, 2011, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 17th of August, 2012.

ZYNGA INC.

By:	/s/ Mark Pincus
Mark Pincus
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Wehner and Reginald D. Davis, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Pincus	Chairman of the Board, Chief Executive Officer and Director	August 17, 2012
Mark Pincus	(Principal Executive Officer)

/s/ David M. Wehner	Chief Financial Officer	August 17, 2012
David M. Wehner	(Principal Financial Officer)

/s/ Mark Vranesh	Chief Accounting Officer	August 17, 2012
Mark Vranesh	(Principal Accounting Officer)

/s/ William “Bing” Gordon	Director	August 17, 2012
William “Bing” Gordon

/s/ Reid Hoffman	Director	August 17, 2012
Reid Hoffman

/s/ Jeffrey Katzenberg Jeffrey Katzenberg	Director	August 17, 2012

/s/ Stanley J. Meresman Stanley J. Meresman	Director	August 17, 2012

/s/ Sunil Paul Sunil Paul	Director	August 17, 2012

/s/ Ellen Siminoff Ellen Siminoff	Director	August 17, 2012

/s/ Owen Van Natta Owen Van Natta	Director	August 17, 2012

EXHIBIT INDEX

Exhibit Number		Description

4.1	(1)	Sixteenth Amended and Restated Certificate of Incorporation of Zynga Inc.

4.2	(2)	Amended and Restated Bylaws of the Zynga Inc.

4.3	(3)	Specimen Class A Common Stock Certificate of Zynga Inc.

4.4	(4)	Zynga Inc. 2011 Equity Incentive Plan.

4.5	(5)	Forms of Stock Option Grant Notice, Stock Option Exercise Notice and Stock Option Agreement under 2011 Equity Incentive Plan.

4.6	(6)	Forms of Stock Option Grant Notice, Stock Option Exercise Notice and Stock Option Agreement under 2011 Equity Incentive Plan.

4.7	(7)	Zynga Inc. 2011 Employee Stock Purchase Plan.

5.1		Opinion of Cooley LLP.

23.1		Consent of Cooley LLP (included in Exhibit 5.1).

23.2		Consent of Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included on the signature page of this Form S-8).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form S-1/A (File No. 001-35375), filed with the Securities and Exchange Commission on December 21, 2011, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 17, 2011, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 4, 2011, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 17, 2011, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 17, 2011, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on November 17, 2011, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175298), filed with the Securities and Exchange Commission on September 21, 2011, and incorporated by reference herein.